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                                                                    Exhibit 23.2

                         BERGER, KNOTH & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                             STAMFORD, CONNECTICUT

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 (the "Registration Statement") of our reports dated January 26, 2000 and February 5, 1999 relating to the consolidated balance sheets of Crystal Rock Spring Water Company, Inc. as of October 31, 1999, October 31, 1998 and October 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended October 31, 1999, October 31, 1998 and October 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                             /s/ Berger, Knoth & Company, P.C.
                                             ---------------------------------
                                             Certified Public Accountants


September 6, 2000
Stamford, Connecticut